UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2022

BioPower Operations Corporation

(Exact name of registrant as specified in its charter)

Nevada	333-172139	27-4460232
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20801 Biscayne Blvd., Suite 403 Aventura, FL	33180
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (786) 923-0272

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2022, BioPower Operations Corporation (the “Company”) entered into an Equity Purchase Agreement (the “Agreement”), Common Stock Purchase Warrant (the “Warrant”) and Registration Rights Agreement (the “Registration Rights Agreement”) with Peak One Opportunity Fund, L.P., a Delaware limited Partnership (“Investor”), dated as of August 8, 2022, pursuant to which the Company shall have the right, but not the obligation, to direct Investor, to purchase up to $15,000,000.00 (the “Maximum Commitment Amount”) in shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) in multiple tranches. Further, under the Agreement and subject to the Maximum Commitment Amount, the Company has the right, but not the obligation, to submit a Put Notice (as defined in the Agreement) from time to time to Investor (i) in a minimum amount not less than $15,000.00 and (ii) in a maximum amount up to the lesser of (a) $300,000.00 or (b) 200% of the Average Daily Trading Value (as defined in the Agreement).

In exchange for Investor entering into the Agreement, the Company agreed, among other things, to (A) issue Investor and Peak One Investments, LLC, an aggregate of 500,000 shares of Common Stock (the “Warrant Shares”), (B) all shares of Common Stock issued, or that the Company shall be entitled to issue, per any applicable Put Notice (the “Put Shares”), and (C) file a registration statement registering the Common Stock issued as Securities (as defined in the Agreement) or issuable to Investor under the Agreement for resale (the “Registration Statement”) with the Securities and Exchange Commission within 60 calendar days of the Agreement, as more specifically set forth in the Registration Rights Agreement.

The obligation of Investor to purchase the Company’s Common Stock shall begin on the date of the Agreement, and ending on the earlier of (i) the date on which Investor shall have purchased Common Stock pursuant to this Agreement equal to the Maximum Commitment Amount, (ii) thirty-six (36) months after the date of the Agreement, (iii) written notice of termination by the Company to Investor (which shall not occur during any Valuation Period or at any time that Investor holds any of the Put Shares), (iv) the Registration Statement is no longer effective after the initial effective date of the Registration Statement, or (v) the date that the Company commences a voluntary case or any person commences a proceeding against the Company, a custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors (the “Commitment Period”).

During the Commitment Period, the purchase price to be paid by Investor for the Common Stock under the Agreement shall be 90% of the Market Price, which is defined as the lesser of the (i) closing bid price of the Common Stock on the trading day immediately preceding the respective Put Date (as defined in the Agreement), or (ii) lowest closing bid price of the Common Stock on the Principal Market (as defined in the Agreement) during the Valuation Period (as defined in the Agreement), in each case as reported by Bloomberg Finance L.P or other reputable source designated by Investor.

The Agreement, the Warrant and the Registration Rights Agreement contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, Investor represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and the Company sold the securities in reliance upon an exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Agreement, the Warrant and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 10.1, 10.2 and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference. The net proceeds under the Agreement and Warrant to the Company, will depend on the frequency and prices at which the Company sells shares of its Common Stock to Investor. The Company expects that any proceeds received by the Company from such sales to Investor under the Agreement and Warrant, will be used for general corporate purposes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Equity Purchase Agreement, dated as of August 8, 2022, by and between the registrant and Peak One Opportunity Fund, L.P.
10.2	Common Stock Purchase Warrant, dated as of August 8, 2022, issued by the registrant to Peak One Opportunity Fund, L.P.
10.3	Registration Rights Agreement, dated as of August 8, 2022, by and between the registrant and Peak One Opportunity Fund, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioPower Operations Corporation

Date: August 12, 2022	By:	/s/ Troy MacDonald
Troy MacDonald
Chief Executive Officer